Exhibit 99.2

KEENOVA THERAPEUTICS PLC

The following unaudited non-GAAP pro forma combined net sales and adjusted EBITDA are derived from the historical consolidated financial statements of Keenova Therapeutics plc (formerly known as Mallinckrodt plc, “Keenova” or the “Company”) and Endo LP (formerly known as Endo, Inc., “Endo”). This supplemental information contains “non-GAAP“ financial measures under applicable Securities and Exchange Commission (“SEC”) rules and regulations. See “Presentation of Historical Financial Information and Non-GAAP Financial Measures” below for additional information.

The unaudited non-GAAP pro forma combined net sales and adjusted EBITDA primarily reflect the following:

•Mallinckrodt and Endo Business Combination – On July 31, 2025, the Company acquired Endo with Endo continuing as a wholly-owned subsidiary of the Company (such merger, the “Business Combination”).

•Par Health Separation – On November 10, 2025, the Company completed the separation of the combined businesses of the historical “Specialty Generics” reportable segment of Mallinckrodt and the historical “Generic Pharmaceuticals” and “Sterile Injectables” reportable segments of Endo into an independent, private company named Par Health (the “Separation”).

The following table summarizes non-GAAP pro forma combined net sales by select product line for the three months ended March 28, 2025.

NON-GAAP PRO FORMA COMBINED SELECT PRODUCT LINE NET SALES
(unaudited, in millions)
	Three Months Ended
	March 28, 2025 (1)	Endo Pre-Merger (2)	Pro Forma Q125
Acthar Gel	$115.4	$—	$115.4
Xiaflex	—	121.4	121.4
INOmax	62.5	—	62.5
Amitiza	20.0	—	20.0
Other Products	9.1	84.2	93.3
License Revenues	0.2	3.9	4.1
Total	$207.2	$209.5	$416.7
Totals may not add due to rounding
(1)Historical net sales of Keenova Brands
(2)Addition of Endo Brands Net Sales for the quarter as derived from Endo accounting records

The following table summarizes non-GAAP pro forma combined adjusted EBITDA for the three months ended March 28, 2025.

NON-GAAP PRO FORMA COMBINED ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended March 28, 2025 (1)	Endo Pre-Merger (2)	Therakos (3)	Pro Forma Q125
Net (loss) income	$(27.7)	$(108.5)	$6.2	$(130.0)
Net (income) loss from discontinued operations	(47.6)	9.5	—	(38.1)
(Loss) income from continuing operations	(75.3)	(99.0)	6.2	(168.1)
Adjustments:
Interest expense, net	28.5	52.9	—	81.4
Income tax benefit	(1.7)	(12.2)	—	(13.9)
Depreciation	2.7	2.9	—	5.6
Amortization	9.7	46.6	—	56.3
Combination, integration, and other related expenses	20.5	20.8	—	41.3
Restructuring credits, net	(2.0)	—	—	(2.0)
Loss (gain) on divestiture	6.2	(0.2)	(6.2)	(0.2)
Fresh-start inventory-related expense	32.3	69.5	—	101.7
Share-based compensation	9.0	2.9	—	11.9
Change in fair value of contingent consideration	(0.1)	0.9	—	0.8
Change in derivative asset and liabilities fair value	2.6	—	—	2.6
Unrealized loss on equity investment	6.2	—	—	6.2
Other	0.2	1.1	—	1.3
Adjusted EBITDA from continuing operations	$38.8	$86.1	$—	$124.9
Totals may not add due to rounding
(1)Historical results of Keenova Brands business
(2)Addition of Endo Brands and Corporate results for the quarter as derived from Endo accounting records
(3)Removal of Therakos due to divestiture in 2024

Presentation of Historical Financial Information and Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this supplemental financial information includes certain financial information of the Company that is not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and assessing the Company’s capital structure, and the Company believes that these measures will be used by certain investors to evaluate operating results and financial leverage, borrowing capacity and balance sheet risk. The Company believes that presenting these non-GAAP financial measures provides useful information about performance and financial leverage across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable.

First quarter 2025 financial information was prepared on a pro forma basis as if the Mallinckrodt-Endo merger and the separation of Par Health had each occurred at the beginning of 2025. Pro forma combined results for the first quarter of 2025 also exclude the effects of the disposition of the Company’s former Therakos business, which was sold in 2024, and Endo’s International Pharmaceuticals business, which was sold in 2025. The pro forma prior period information was prepared for illustrative and informational purposes only. Such pro forma financial information has not been prepared and presented in accordance with the requirements of Article 11 of Regulation S-X or Accounting Standards Codification 805, Business Combinations.

Despite the importance of these measures to management in goal-setting and performance measurement, these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, metrics such as non-GAAP Adjusted EBITDA from continuing operations and similar metrics (unlike GAAP measures and relevant components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.

These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with the Company’s and Endo’s unaudited condensed consolidated financial statements, audited financial statements, and publicly filed reports in their entirety. Further information regarding non-GAAP financial measures can be found on the Company’s website at www.keenova.com.

Adjusted EBITDA from continuing operations

Adjusted EBITDA from continuing operations represents net income or loss prepared in accordance with GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, income (loss) from discontinued operations, interest expense, net; income tax expense; depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.